EX-99.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES OXLEY ACT

The undersigned hereby certifies, to the best of his knowledge, that:

1)

The Form N-CSR of Longleaf Partners Funds Trust (the “Issuer”) and its separate series for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 1, 2024

By	/s/ Ross Glotzbach
Ross Glotzbach
CEO, Southeastern Asset Management, Inc.

Functioning as principal executive officer under agreements with Longleaf Partners Funds Trust and its separate series

The undersigned hereby certifies, to the best of his knowledge, that:

1)

The Form N-CSR of Longleaf Partners Funds Trust (the “Issuer”) and its separate series for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 1, 2024

By	/s/ Ryan S. Hocker
Ryan S. Hocker
Global Funds Treasurer, Southeastern Asset Management, Inc.

Functioning as principal financial officer under agreements with Longleaf Partners Funds Trust and its separate series

This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement has been provided to Longleaf Partners Funds Trust and will be retained by Longleaf Partners Funds Trust and furnished to the Securities and Exchange Commission or its staff upon request.